Exhibit 99.1

ACME UNITED CORPORATION NEWS RELEASE

CONTACT: Paul G. Driscoll Acme United Corporation 1 Waterview Drive Shelton, CT 06484

Phone: (203) 254-6060 FAX: (203) 254-6521

FOR IMMEDIATE RELEASE November 1, 2023

ACME UNITED CORPORATION SELLS HUNTING AND FISHING PRODUCT LINES

SHELTON, CONN. – November 1, 2023 – Acme United Corporation (NYSE American: ACU) today announced that it has sold its Camillus and Cuda hunting and fishing product lines to GSM Holdings, Inc.

The sales price was $19.8 million. Acme United will recognize an after-tax gain on the sale of approximately $10.0 million during the fourth quarter of 2023. The revenues of the divested product lines were approximately $12.0 million in 2022.

Walter C. Johnsen, Chairman and CEO said, “The sale will allow us to place an increased focus on our primary product lines. The Company intends to use the net proceeds of the sale to pay down approximately $15.0 million of bank debt. We expect the sale to be approximately earnings breakeven after elimination of expenses associated with the Camillus and Cuda product lines and interest savings resulting from reduction of bank debt.”

“We believe that GSM Holdings provides an outstanding platform to service the Camillus and Cuda customers and to expand in the fishing, hunting, and camping markets in the U.S., Canada, and Europe. We look forward to working with GSM to help to ensure a smooth transition.”

D.A. Davidson & Co. served as exclusive financial advisor to Acme United Corporation on the sale of its Camillus and Cuda product lines.

About Acme United

ACME UNITED CORPORATION is a leading worldwide supplier of innovative safety solutions and cutting technology to the school, home, office, hardware, sporting goods and industrial markets. Its leading brands include First Aid Only®, First Aid

Central®, PhysiciansCare®, Pac-Kit®, Spill Magic®, Westcott®, Clauss®, DMT®, Med-Nap and Safety Made. For more information, visit www.acmeunited.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements” including statements contained in this report and in other communications by the Company, which are made in good faith pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on our beliefs as well as assumptions made by and information currently available to us. When used in this document, words like “may,” “might,” “will,” “except,” “anticipate,” “believe,” “potential,” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from our current expectations.

Forward-looking statements in this report, including without limitation, statements related to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that may impact the Company’s business, operations and financial results.

These risks and uncertainties include, without limitation, the following: (i) changes in the Company’s plans, strategies, objectives, expectations and intentions, which may be made at any time at the discretion of the Company; (ii) the impact of uncertainties in global economic conditions, including the impact on the Company’s suppliers and customers; (iii) the continuing adverse impact of inflation, including product costs, and interest rates; (iv) potential adverse effects on the Company, its customers, and suppliers resulting from the wars in Ukraine and the Middle East; (v) additional disruptions in the Company’s supply chains, whether caused by pandemics, natural disasters, or otherwise, including trucker shortages, port closures and delays, and delays with container ships themselves; (vi) labor related costs the Company has and may continue to incur, including costs of acquiring and training new employees and rising wages and benefits; (vii) currency fluctuations including, for example, the fluctuation of the dollar against the euro; (viii) the Company’s ability to effectively manage its inventory in a rapidly changing business environment; (ix) changes in client needs and consumer spending habits; (x) the impact of competition; (xi) the impact of technological changes including, specifically, the growth of online marketing and sales activity; (xii) the Company’s ability to manage its growth effectively, including its ability to successfully integrate any business it might acquire; (xiii) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; and (xiv) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

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